EXHIBIT 10.1

AMENDMENT NO 1.

TO

PAID, INC. NON-QUALIFIED STOCK OPTION PLAN

This Amendment is made as of November 10, 2020 to the Paid, Inc. 2018 Non-Qualified Stock Option Plan (the “Stock Plan”).

Whereas, the Stock Plan was adopted by the Directors on March 23, 2018; and

Whereas, the Directors agreed to amend the Stock Plan to increase the number of shares reserved for issuance;

Now, therefore, the Stock Plan is hereby amended as follows:

1.            The first sentence of Section VI is hereby amended and replaced in its entirety by the following sentence:

“The number of shares of Common Stock that may be the subject of awards under this 2018 Plan shall not exceed an aggregate of 900,000 shares.”

2.           Except as herein expressly modified, all other provisions of the 2018 Stock Plan shall remain unchanged, are in full force and effect, and are hereby ratified and confirmed.

3.           This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.